                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             ALLTRISTA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             ALLTRISTA CORPORATION
               5875 CASTLE CREEK PARKWAY, NORTH DRIVE, SUITE 440
                        INDIANAPOLIS, INDIANA 46250-4330
                                 -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1999
                                 -------------

    The Annual Meeting of Shareholders of Alltrista Corporation will be held at Alltrista Corporation, 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana, on Wednesday, May 12, 1999, at 8:00 a.m. (EST) for the following purposes:

    1. To elect four directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2002;

    2. To ratify the appointment of the firm of Ernst & Young LLP as independent accountants for 1999; and

    3. To transact any other business as properly may come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

    Alltrista Corporation's 1999 annual meeting will be held solely to tabulate the votes cast and report the results of voting on the matters listed in this proxy statement. There will be no other business transacted, and it is not anticipated that any directors or senior executives will be in attendance.

    Only holders of Common Stock of record at the close of business on March 19, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    A Proxy Statement appears on the following pages. A copy of the Annual Report for 1998 is being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

                                              By Order of the Board of Directors
                                                            Garnet E. King
                                                          CORPORATE SECRETARY

March 31, 1999
Indianapolis, Indiana

                             YOUR VOTE IS IMPORTANT
     YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE,
    OR SUBMIT YOUR PROXY OVER THE TELEPHONE OR INTERNET, AS SOON AS POSSIBLE, SO THAT YOUR
    SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

                               TABLE OF CONTENTS

                                                                                                                       PAGE
Proxy Statement....................................................................................................          3
Election of Directors..............................................................................................          4
  Director Nominees and Continuing Directors.......................................................................          4
Voting Securities and Principal Shareholders.......................................................................          6
Security Ownership by Management and Directors.....................................................................          7
Certain Committees of the Board....................................................................................          7
Board of Directors Meetings........................................................................................          8
Executive Compensation.............................................................................................          9
  Report of the Executive Compensation Committee...................................................................          9
  Summary Compensation Table.......................................................................................         12
  Long-Term Incentive Plans Awards in Last Fiscal Year.............................................................         13
  Aggregated Option Exercises in 1998 and Fiscal Year-End Option Values............................................         14
  Change of Control Arrangements...................................................................................         14
  Directors' Compensation..........................................................................................         15
  Shareholder Return Performance Presentation......................................................................         15
Activities and Ratification of Appointment of Independent Accountants..............................................         16
Section 16(a) Beneficial Ownership Reporting Compliance............................................................         16
Shareholder Proposals..............................................................................................         16
Solicitation and Other Matters.....................................................................................         17

                             ALLTRISTA CORPORATION
               5875 CASTLE CREEK PARKWAY, NORTH DRIVE, SUITE 440
                        INDIANAPOLIS, INDIANA 46250-4330

                                 -------------

                                PROXY STATEMENT
                                 MARCH 31, 1999

                                 -------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1999

                                 -------------

To Shareholders of Alltrista Corporation:

    This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held on May 12, 1999, and any adjournment thereof, for the purposes stated in the accompanying notice of the meeting.

    Alltrista Corporation's 1999 annual meeting will, as in prior years, be held solely to report the results of voting on those matters listed in this Proxy Statement. No presentations or other business matters are planned for the meeting. A written report of the results of the vote will be mailed to each shareholder following the meeting.

    Please sign, date and return your proxy card, or submit your proxy over the telephone or Internet, as soon as possible so that your shares can be voted at the meeting. Any Alltrista stockholder of record desiring to submit their proxy by telephone or over the Internet will be required to enter the unique control number imprinted on such holder's Alltrista proxy card, and therefore should have the proxy card in hand when initiating the session.

    - To submit your proxy by telephone, dial 1-800-OK2-VOTE (1-800-652-8683) on a touch tone telephone, and follow the simple menu instructions provided. There is no charge for this call.

    - To submit your proxy over the Internet, log on to the website http://www.vote-by-net.com and follow the simple instructions provided.

Similiar instructions are included on the enclosed Alltrista proxy card.

    A shareholder of the Corporation who has submitted a proxy may revoke it at any time before it is voted, but only by executing and returning to the Corporate Secretary at 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana 46250-4330, a proxy bearing a later date, by giving written notice of revocation to the Corporate Secretary, or by attending the meeting and voting in person. Attendance at the meeting does not, by itself, revoke a proxy.

    A copy of the Annual Report to Shareholders of the Corporation, including financial statements and a description of its operations for the year 1998, has been mailed to each shareholder of record as of March 19, 1999, with this Proxy Statement. The approximate mailing date of this Proxy Statement and the accompanying proxy card is March 31, 1999.

                             ELECTION OF DIRECTORS

    Under the Corporation's Articles of Incorporation, the Board of Directors of the Corporation is divided into three classes, as nearly equal in number as possible. One of the three classes is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire or for the year next following their seventieth birthday and until their successors are elected and qualified unless, prior to that time, they have resigned, retired, or otherwise left office.

    The nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the Board of Directors may select a substitute nominee, and in that event such shares will be voted for the person so selected. If a substitute is not so selected, such shares will be voted for the election of the remaining nominees. The Board has no reason to believe that any of the nominees will be unable to serve. In accordance with the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker non-votes are considered neither a vote "for" nor "against" the nominees.

    Set forth below for each director nominee and continuing director are his or her principal occupation and employment during the past five years and certain other information.

                   DIRECTOR NOMINEES AND CONTINUING DIRECTORS

TO BE ELECTED FOR A TERM OF THREE YEARS UNTIL THE 2002 ANNUAL MEETING (CLASS
III)

                                        DIRECTOR
          NAME                AGE        SINCE                    BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
------------------------      ---      ----------  -----------------------------------------------------------------------------
William A. Foley                  51      1995     Mr. Foley was elected Chairman, President and Chief Executive Officer of
                                                   LESCO, Inc. in October 1994. Mr. Foley joined LESCO, Inc. in July 1993 as
                                                   President, Chief Executive Officer and a director. Mr. Foley was President and Chief Executive Officer of Imperial Wallcoverings, Inc., a wallpaper producer and a subsidiary of Collins & Aikman, Inc., from October 1990 until
                                                   February 1993. Mr. Foley also serves as a director of Libbey, Inc.

Douglas W. Huemme                 57      New      Mr. Huemme has been Chairman, President and Chief Executive Officer of Lilly
                                        Nominee    Industries, Inc. since prior to 1993. Mr. Huemme was elected director of
                                                   Lilly Industries, Inc. in 1990. Mr. Huemme also serves as a director of First
                                                   Indiana Corporation and The Somerset Group, Inc.

William L. Peterson               69      1993     Mr. Peterson has been Chairman of the Corporation since May 1993. Mr.
                                                   Peterson was Chief Executive Officer from April 1993 until his retirement from the Corporation in December 1994, and was President of the Corporation
                                                   from April 1993 until March 1994. Mr. Peterson also is a director of ANB
                                                   Corporation.

Patrick W. Rooney                 63      1993     Mr. Rooney has been Chairman and Chief Executive Officer of Cooper Tire &
                                                   Rubber Company since January 1999. He served as Chairman, President, and
                                                   Chief Executive Officer of Cooper Tire & Rubber Company from October 1994 to
                                                   December 1998. From January 1992 until October 1994, Mr. Rooney served as
                                                   President and Chief Operating Officer of Cooper Tire & Rubber Company. Mr.
                                                   Rooney was named President and elected a director of Cooper Tire & Rubber
                                                   Company in February 1990. Mr. Rooney also serves as a director of Huffy
                                                   Corporation.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
             THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

TERMS EXPIRING AT THE 2000 ANNUAL MEETING (CLASS I)

                                        DIRECTOR
          NAME                AGE         SINCE                     BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
------------------------      ---      -----------  -------------------------------------------------------------------------------
Thomas B. Clark                   53         1994   Mr. Clark has been President and Chief Executive Officer of the Corporation
                                                    since January 1995. Mr. Clark was elected a director of the Corporation in May
                                                    1994 and served as President and Chief Operating Officer of the Corporation
                                                    from March 1994 until December 1994. From April 1993 to February 1994, Mr.
                                                    Clark served as Senior Vice President and Chief Financial Officer of the
                                                    Corporation. Mr. Clark also is a director of First Merchants Corporation.

David L. Swift                    62         1993   Mr. Swift retired from Acme-Cleveland Corporation, a manufacturer of communications, motion control and measurement products, in July 1996. Before his retirement, he was Chairman, President and Chief Executive Officer of
                                                    Acme-Cleveland Corporation since January 1993. Mr. Swift served as President and Chief Executive Officer of Acme-Cleveland Corporation from April 1987 until
                                                    January 1993. Mr. Swift also serves as a director of CUNO Incorporated and Twin
                                                    Disc, Incorporated.

TERMS EXPIRING AT THE 2001 ANNUAL MEETING (CLASS II)

                                        DIRECTOR
          NAME                AGE         SINCE                     BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
------------------------      ---      -----------  -------------------------------------------------------------------------------
Richard L. Molen                  58         1993   Mr. Molen retired from Huffy Corporation in December 1997. Before his retirement, he was Chairman, President and Chief Executive Officer of Huffy
                                                    Corporation since September 1994. Mr. Molen served as President and Chief
                                                    Executive Officer of Huffy Corporation since April 1993, and has served on its
                                                    Board of Directors since June 1984. From April 1986 until April 1993, he was
                                                    President and Chief Operating Officer of Huffy Corporation. Mr. Molen also serves as a director of Huntington Bank and Duriron Company.

Lynda W. Popwell                  54         1997   Ms. Popwell began serving as President, Carolina Eastman Division of Eastman
                                                    Chemical Company in January 1998 and from August 1995 until December 1997, she was Vice President, Health, Safety, Environment and Security and Vice
                                                    President, Quality of Eastman Chemical Company. Ms. Popwell served as Vice
                                                    President, Tennessee Eastman Division from October 1994 until July 1995 and from February 1993 until September 1994 served as Superintendent, Acid Division of Tennessee Eastman Division, a division of Eastman Chemical Company.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    At the close of business on March 19, 1999, there were outstanding and entitled to vote 6,768,680 shares of Common Stock. Each share of Common Stock is entitled to one vote.

    So far as is known to the Board of Directors, the following table indicates the only beneficial owners of more than five percent of the Corporation's outstanding Common Stock as of March 19, 1999. The information shown below is derived from the latest reports provided to the Corporation by the entities named below. Unless otherwise noted, the Corporation believes that the persons named in this table have sole voting and dispositive power with respect to the shares listed.

NAME AND ADDRESS OF BENEFICIAL OWNER                      SHARES BENEFICIALLY OWNED   PERCENT OF CLASS
--------------------------------------------------------  --------------------------  -----------------

Sanford C. Bernstein & Co., Inc.........................            677,530(1)               10.01%
 767 Fifth Avenue
 New York, NY 10153

David L. Babson & Co. Inc...............................            539,500                   7.97
 One Memorial Drive
 Cambridge, MA 02142-1300

First Manhattan Co......................................            491,646(2)                7.26
 437 Madison Avenue
 New York, NY 10022-7002

The Prudential Insurance Company of America.............            480,500(3)                7.10
 751 Broad Street
 Newark, NJ 07102-3777

Neuberger & Berman, LLC.................................            411,600(4)                6.08
 605 Third Avenue
 New York, NY 10158-3698

Lazard Freres & Company, LLC............................            448,400                   6.62
 30 Rockefeller Plaza
 New York, NY 10020

--------------
(1) Includes 10,005 shares for which voting power is shared.

(2) Includes (i) 86,650 shares for which beneficial ownership is disclaimed,
    (ii) 1,000 shares for which dispositive power is disclaimed, (iii) 478,776 shares for which voting power is shared, and (iv) 483,596 shares for which dispositive power is shared.

(3) Includes 45,300 shares for which voting and dispositive power is shared.

(4) Includes 411,600 shares for which dispositive power is shared.

                 SECURITY OWNERSHIP BY MANAGEMENT AND DIRECTORS

    The following table lists the beneficial ownership of Common Stock of the Corporation, as of the close of business on March 19, 1999, held by director nominees, continuing directors, each of the non-director executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.

                                                                       SHARES BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                     OWNED(1)           PERCENT OF CLASS
------------------------------------------------------------------  --------------------------  -----------------
Kevin D. Bower....................................................             15,046                   *
Thomas B. Clark...................................................             72,432(2)                1.07
William A. Foley..................................................              2,650                   *
Jerry T. McDowell.................................................             54,742                   *
Larry D. Miller...................................................             33,598                   *
Richard L. Molen..................................................              3,400                   *
William L. Peterson...............................................             82,938(3)                1.23
Lynda W. Popwell..................................................              1,425                   *
Patrick W. Rooney.................................................              2,800                   *
David L. Swift....................................................              4,100                   *
J. David Tolbert..................................................              5,036                   *
All of the above and present executive officers as a group (13
 persons).........................................................            281,508                   4.16

--------------
*   Less than 1%

(1) The shares shown include the following shares that may be purchased pursuant to stock options that are exercisable within 60 days of March 19, 1999: Mr. Bower, 12,625 shares; Mr. Clark, 39,840 shares; Mr. McDowell, 42,300 shares; Mr. Miller, 18,604 shares; Mr. Tolbert, 3,563 shares; Mr. Foley, 2,350 shares; Mr. Molen, 3,050 shares; Mr. Peterson, 2,000 shares; Ms. Popwell, 1,000 shares; Mr. Rooney, 2,000 shares, and Mr. Swift, 3,400 shares.

(2) Includes 29,791 shares held in trust for which he disclaims any beneficial ownership.

(3) Includes 2,701 shares held in trust for which he disclaims any beneficial ownership.

                        CERTAIN COMMITTEES OF THE BOARD

    The standing committees of the Board of Directors are the Audit, Executive Compensation, Nominating and Strategy Committees.

AUDIT COMMITTEE

    The Audit Committee is comprised of four directors, Messrs. Swift (Committee Chairman), Peterson and Rooney and Ms. Popwell. The duties of the Audit Committee are to: (a) recommend for nomination by the Board of Directors the independent certified public accountants who shall conduct the annual audit of the Corporation; (b) assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices through review of accounting principles, policies, and changes thereto, financial statements, and general financial disclosure procedures; (c) maintain, through periodic meetings, a direct line of communication with the independent accountants to provide for exchanges of views and information; and (d) review management's evaluation of the adequacy of the Corporation's internal control structure and the extent to which major recommendations made by the independent accountants have been implemented. The Audit Committee met three times during 1998.

EXECUTIVE COMPENSATION COMMITTEE

    The Executive Compensation Committee is comprised of four directors, Messrs. Foley (Committee Chairman), Molen, Peterson and Swift. The duties of the Executive Compensation Committee are to: (a) approve the salaries of all elected corporate officers and other employees of the Corporation, as the Board of Directors may determine and direct from time to time; (b) approve the Corporation's schedule of salary ranges and grades for all salaried employees;
(c) approve the Corporation's schedule for approval signatures to be required for salary and employee status changes; (d) approve the Corporation's incentive compensation program, including its design, administration, participation basis and participation rates, as they apply to all elected corporate officers and other employees of the Corporation, as the Board of Directors may determine and direct from time to time; (e) approve major salaried employee benefit plans and changes thereto, including plan additions, terminations, and discontinuations;
(f) direct the administration of the

Corporation's long-term equity incentive plans and deferred compensation plans in accordance with such plans; (g) designate from time to time those officers and other key employees of the Corporation and its subsidiaries to whom equity awards are to be granted, approve the quantity of such awards granted from time to time to any individual, and determine the exercise price of any options granted; and (h) perform such other functions with respect to employee compensation as may be requested by the Board of Directors. The Executive Compensation Committee met three times during 1998.

NOMINATING COMMITTEE

    The Nominating Committee is comprised of four directors, Messrs. Molen (Committee Chairman), Clark, Foley and Rooney. The duties of the Nominating Committee are to review and make recommendations regarding: (a) the organization and structure of the Board; (b) the candidate for Chairperson of the Board; (c) the qualifications for director candidates; (d) the candidates for election to the Board; and (e) the effectiveness of the Board and each director in the corporate governance process. The Nominating Committee met once during 1998. The Nominating Committee seeks potential nominees for Board membership in a number of ways and will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Corporate Secretary, Alltrista Corporation, 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana 46250.

STRATEGY COMMITTEE

    The Strategy Committee is comprised of four directors, Messrs. Swift (Committee Chairman), Clark, Foley, and Molen. The duties of the Strategy Committee are to: (a) review the major business strategies of the Corporation as formulated by management; (b) provide counsel to management regarding elements of strategy; and (c) to provide a continuing interface between management and the Board of Directors with respect to corporate level strategy. The Strategy Committee met three times during 1998.

                          BOARD OF DIRECTORS MEETINGS

    The Board of Directors met five times during 1998. All directors of the Corporation's Board of Directors attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which they served.

                             EXECUTIVE COMPENSATION
                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

INTRODUCTION

    The Corporation's Executive Compensation Committee ("Committee") consists of four directors, all of whom have considerable experience in executive compensation issues and management development. No member of the Committee, except Mr. Peterson, has ever been an officer or employee of the Corporation, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Corporation's executive officers.

    The Board of Directors of the Corporation has established certain benefit plans. These plans currently include the Alltrista Corporation 1993 Economic Value Added Incentive Compensation Plan for Key Members of Management ("EVA Plan"), the Alltrista Corporation 1993 Deferred Compensation Plans ("Deferred Compensation Plans"), the Alltrista Corporation Excess Savings and Retirement Plan ("Excess Savings and Retirement Plan"), the Alltrista Corporation 1996 Employee Stock Purchase Plan, the Alltrista Corporation 1997 Deferred Compensation Plan for Directors, and the Alltrista Corporation 1998 Long-Term Equity Incentive Plan (the "Equity Plan").

    The Committee annually determines compensation of the Corporation's senior management and its executive officers, oversees the administration of executive programs, and has approved a compensation philosophy for the Corporation, which is described below.

EXECUTIVE COMPENSATION PHILOSOPHY

    The basic elements of the Corporation's compensation philosophy are to provide competitive annual compensation combined with long-term reward opportunities and risks by linking management's compensation to the Corporation's success in creating value for its shareholders. The total compensation package, which includes base salary, incentive compensation and long-term incentive opportunities in the form of stock, is designed to allow the Corporation to attract, motivate, and retain top quality executive officers.

    An executive's total compensation, including the Chief Executive Officer's, is determined after a subjective review of the executive's objectives and performance compared to peers within the Corporation. The Corporation also compares the pay of executives in similar positions of other manufacturing firms of similar size (based upon sales, business activity and total employment) as reflected in studies and salary surveys prepared by compensation consulting firms, which are among those most widely used. The comparison is made against a data base of many industrial corporations rather than only companies in the various industries in which the Corporation does business because the Committee believes industrial corporations generally represent the Corporation's most direct competitors for executive talent.

    The combination of base salary and target incentive compensation is intended to result in compensation ranges having an upper limit which is approximately 20% above, and a lower limit which is approximately 20% below, median levels of comparable industrial companies for equivalent positions. The target compensation level within the 20% range above and below the median for each executive, other than the Chief Executive Officer, is established based on recommendations from the Chief Executive Officer, together with the Committee's consideration of the executive's responsibilities and individual performance versus predetermined personal goals and objectives. Target total compensation for Mr. Clark was within the established percentile range for 1998.

CASH COMPENSATION

    For 1998, base salaries and target incentive compensation participation rates (percentage of base salary) for the Corporation's executive officers were established by the Committee. Base salary and incentive compensation (total cash compensation) earned in 1998 by the Named Executive Officers are reflected in the "Salary" and "Bonus" columns in the Summary Compensation Table.

    Once the appropriate target total compensation for an executive is established, base salary is determined by dividing total target compensation by the sum of one plus the executive's incentive compensation participation rate. For example, Mr. Clark's incentive compensation participation rate for 1998 was 65%. Accordingly, his base salary was calculated by dividing his target total compensation by 1.65. Consequently, when target performance as defined in the EVA Plan is attained, Mr. Clark will be paid a total compensation which equals the amount established by the Committee as appropriate for his performance when compared to executives in similar positions at other companies. Target incentive compensation participation rates are set by level of responsibility and represent a greater proportion of total compensation as the responsibility of the executive increases. As a result, senior executives have a significant portion of total compensation "at risk" and dependent on increasing economic value. The 1998 target incentive compensation for Mr. Clark was 65% of his base salary; for Mr. McDowell and Mr. Bower, 50% of their base salary; for

Mr. Miller 35% of his base salary; and for Mr. Tolbert 30% of his base salary. The award to Mr. McDowell is based 75% on the actual performance of the Metals Group for which he is responsible and 25% on the actual performance of the Plastics Group; these proportions are intended to incentivize inter-group cooperation. For the year ended December 31, 1998, incentive compensation for corporate level participants was paid at 1.36 times the target incentive compensation established under the EVA Plan.

    The EVA Plan awards incentive compensation to the Named Executive Officers, as defined below, based upon actual performance of the Corporation relative to Economic Value Added ("EVA") targets, and the awards of the individuals in each division are based on the actual performance of the respective divisions relative to their individual EVA target. The EVA Plan recognizes the correlation between changes in EVA and changes in the Corporation's market value. Generally, increases in EVA will result in total compensation which exceeds target total compensation, maintenance of EVA will result in total compensation equivalent to target total compensation, and reductions in EVA will result in total compensation which is less than target total compensation. The program applies to all key employees and all executive officers, including the Chief Executive Officer.

    Incentive compensation is not, in part or in total, discretionary, but instead is driven by actual EVA compared to an established target. The target return on invested capital ("EVA target") for any year is determined in accordance with the provisions of the EVA Plan. The EVA target for a year is a function of the prior year's target, adjusted up or down depending on the prior year's actual performance versus the prior year's target, i.e., if actual performance exceeds target, the target for the following year is increased by a portion of such excess; if actual performance is less than target, the target for the following year is reduced by a portion of such shortfall. This adjustment process is carried out according to a specific formula and is not discretionary. The purpose of the EVA Plan is to encourage sustained value creation by the management of the Corporation by establishing a direct link between EVA achieved and incentive compensation payments. This approach establishes a link between shareholder value and incentive compensation.

    There is no maximum on the annual amount of incentive compensation which can be earned; however, incentive compensation earned in any year in excess of two times the individual's target incentive compensation is accrued in a contingent "bank." The amount of incentive compensation earned in a year may be negative, in which case such negative amount is applied against any positive bank balance resulting from prior years' performance, and may result in a negative bank balance. One-third of the beginning of the year bank balance, after consideration of any negative incentive compensation from the current year, is paid to the individual in combination with the current year's incentive compensation. If an individual has a negative bank balance at the beginning of the year and earns incentive compensation for the year, up to one-third of the amount earned in excess of the individual's target incentive compensation for the year is used to reduce the negative bank balance. Positive bank balances remain completely at risk at all times except in the event of death or disability. A positive bank balance at death or disability will be paid in full without adjustments for negative performance in the year following such death or disability. Upon retirement, the bank balance will be paid in full after adjustments for any negative performance in the year following the year of retirement. The bank balance will be forfeited upon any other termination of employment.

    Certain participants in the EVA Plan, which include all of the Named Executive Officers, may elect to receive in cash all or any part of the incentive compensation payable, with the remaining portion deferred under various deferred compensation options selected by the participant. The participant may elect to have the deferrals paid at a future date, either in a lump sum or in up to fifteen substantially equal annual installments.

LONG-TERM, EQUITY-BASED EMPLOYEE INCENTIVE COMPENSATION

    The Corporation's Long-Term Equity Incentive Plan (the "Equity Plan") is designed to give the Board discretion and flexibility in designing incentive compensation packages to motivate executive officers and key employees to maximize shareholder value. Pursuant to the Equity Plan, the Board may issue to nonemployee directors, executive officers and key employees of the Corporation incentive stock options, nonqualified stock options, restricted stock, stock equivalent units, stock appreciation rights and other stock-related forms of incentive compensation. The specific types and size of awards to be granted (other than Director Options) and the terms and conditions of such awards will be determined by the Committee subject to the provisions of the Equity Plan.

    Pursuant to the provisions of the Equity Plan the Committee implemented a long-term incentive plan in 1998. This plan provides for the award of stock equivalent units to select key employees, including the Named Executive Officers. Participants receive an award for a target number of stock equivalent units and have the right to convert these units into Common Shares of the Company provided that specified levels of performance for a three-year period as established by the Committee are achieved. In the event that a minimum level of performance is not achieved no stock equivalent units may be converted and such units are forfeited. If actual performance exceeds target, participants are able to earn additional stock equivalent units subject to a maximum of 150% of the original award. The performance period for the initial phase of this plan is fiscal years 1998, 1999, and 2000. In 1998, Mr. Clark received an award of 7,000 stock equivalent units under this plan.

    Under the Corporation's Equity Plan, stock options may be granted to the Corporation's executive officers and other key employees. The Committee has set guidelines which determine the number of shares to be granted and the frequency of stock option awards. These guidelines, which are applicable to all participants including the Chief Executive Officer, provide that awards will generally be based upon the employee's position within the Corporation and a subjective review of the employee's performance. Any such decision would be subjective in nature and not based upon any objective factors. The stock option awards to each individual are not conditioned on the number of previously granted options. All awards are made by the Committee, which has the discretion to elect not to award stock option grants. Stock options are granted with an exercise price equal to the closing market price of the Common Stock on the date of the grant and become exercisable at a rate of 25% annually beginning on the first anniversary of the grant. There were no stock options granted to the Named Executive Officers in 1998.

    The Corporation's Equity Plan allows the Committee to award grants of shares of restricted stock to select key employees, including the Named Executive Officers but primarily under circumstances associated with initial employment or a significant increase in responsibility. Mr. Clark, Chief Executive Officer, holds no restricted stock. Among other restrictions, the Equity Plan requires that any restricted stock issued on which the restrictions have not lapsed must be returned to the Corporation if the employee's employment with the Corporation is terminated for any reason other than death or disability. The restrictions on all grants made through December 31, 1998 lapse at a rate of 20% annually beginning on the first anniversary of the award. The Committee may grant shares of restricted stock whose restrictions lapse as a function of parameters other than the passage of time. The holders of restricted stock have a right to vote the shares and receive dividends, if declared. There were no restricted stock grants to the Named Executive Officers in 1998.

    The Committee believes that the total compensation package has been designed to motivate executive officers and focus on increasing the market value of the Corporation's Common Stock. The following tables reflect the compensation structure being pursued by the Committee.

Respectfully submitted.                Executive Compensation Committee
                                       William A. Foley, CHAIRMAN
                                       Richard L. Molen
                                       William L. Peterson
                                       David L. Swift

                           SUMMARY COMPENSATION TABLE

    The following table sets forth a summary of the annual and long-term compensation of the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") of the Corporation for the year ended December 31, 1998 for services in all capacities to the Corporation.

                                                                                 LONG TERM COMPENSATION
                                                                          -------------------------------------
                                                                                   AWARD
                                                    ANNUAL COMPENSATION   ------------------------    PAYOUT
                                                                          RESTRICTED   SECURITIES   -----------
                                                    --------------------     STOCK     UNDERLYING      LTIP          ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR      SALARY    BONUS(1)    AWARDS(2)     OPTIONS    PAYOUTS(3)    COMPENSATION(4)
---------------------------------------     ---     ---------  ---------  -----------  -----------  -----------  -----------------
Thomas B. Clark                            1998     $ 281,134  $ 248,523           0            0    $   4,839       $  36,597
 President and Chief                       1997       254,865    165,622           0        7,000        7,259          57,231
 Executive Officer                         1996       239,230    210,630           0        7,000       10,888          18,971
Kevin D. Bower                             1998       149,038    101,346           0            0        1,290          11,218
 Senior Vice President                     1997       121,634     60,817   $  49,000        2,500        1,935           9,498
 and Chief Financial Officer               1996       110,769     60,101           0        2,500        2,903           7,233
Jerry T. McDowell                          1998       209,192    104,596           0            0       11,315          41,780
 Group Vice President,                     1997       193,769     96,884   $  49,000        5,000       16,972          58,566
 Metal Products                            1996       181,538    123,053           0        5,000       25,459          26,409
Larry D. Miller Vice President,            1998       116,769     55,582           0            0        2,184          16,483
 Communications and                        1997       109,057     38,170           0        1,500        3,276          19,966
 Investor Relations                        1996       105,807     50,309           0        2,000        4,914          14,583
J. David Tolbert(5)                        1998       117,692     48,018           0            0            0           8,680
 Vice President, Human
 Resources and
 Administration

--------------
(1) Excludes amounts that were paid from the officer's banked amounts under the Corporation's EVA Plan for prior performance.

(2) Messrs. Bower and McDowell each were granted 2,000 shares of Common Stock pursuant to the Alltrista Corporation 1993 Restricted Stock Plan which vests at a rate of 20% per year. Of the original grants, Mr. Bower held 1,600 shares of restricted stock having a market value of $38,400 as of December 31, 1998 and Mr. McDowell held 1,600 shares of restricted stock having a market value of $38,400 on December 31, 1998. Such shares of restricted stock are eligible to receive any dividends declared on the Corporation's Common Stock.

(3) Represents amounts paid from the "bank" under the Corporation's EVA Plan for prior performance (See "Report of The Executive Compensation Committee, Long-Term EVA Plan Compensation").

(4) The amounts shown in the All Other Compensation column for 1998 are comprised as follows:

        Mr. Clark -- above-market interest on deferred compensation account, $8,959; life insurance premiums, $1,074; long term disability premiums, $1,697; the Corporation's match on the employee's 401(k) contribution, $6,400; the Corporation's additional contribution to the employee's 401(k), $4,800; the Corporation's contribution to the excess savings and retirement account for 1998, $13,667.

        Mr. Bower -- life insurance premiums, $1,074; long term disability premiums, $982; the Corporation's match on the employee's 401(k) contribution, $5,961; the Corporation's additional contribution to the employee's 401(k), $2,400; the Corporation's contribution to Employee Stock Purchase Plan, $25; the Corporation's contribution to the excess savings and retirement account for 1998, $776.

        Mr. McDowell -- above-market interest on deferred compensation account, $16,417; life insurance premiums, $1,074; long term disability premium, $1,385; the Corporation's match on the employee's 401(k) contribution, $6,400; the Corporation's additional contribution to the employee's 401(k), $7,200; the Corporation's contribution to the excess savings and retirement account for 1998, $9,304.

        Mr. Miller -- life insurance premiums, $834; long term disability premiums, $695; the Corporation's match on the employee's 401(k) contribution, $4,670; the Corporation's additional contribution to the employee's 401(k), $10,284.

        Mr. Tolbert -- life insurance premiums, $819; long term disability premiums, $668; the Corporation's match on the employee's 401(k) contribution, $4,707; the Corporation's additional contribution to the employee's 401(k), $1,431; the Corporation's contribution to Employee Stock Purchase Plan, $1,055.

(5) Information regarding annual and long-term compensation of Mr. Tolbert for 1997 and 1996 has not been included because he was not a Named Executive Officer for those years.

                           LONG-TERM INCENTIVE PLANS
                           AWARDS IN LAST FISCAL YEAR

    The following table summarizes the performance share grants in 1998 for the Named Executives Officers.

                                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                                                                       NON-STOCK PRICE-BASED PLANS(2)
                                                                               ----------------------------------------------
                                               NUMBER OF   PERFORMANCE PERIOD    THRESHOLD         TARGET         MAXIMUM
NAME                                           UNITS(1)     UNTIL MATURATION   (# OF SHARES)   (# OF SHARES)   (# OF SHARES)
--------------------------------------------  -----------  ------------------  --------------  --------------  --------------
Thomas B. Clark.............................       7,000      1998 - 2000           -0-               7,000          10,500
Kevin D. Bower..............................       2,115      1998 - 2000           -0-               2,115           3,172
Jerry T. McDowell...........................       2,115      1998 - 2000           -0-               2,115           3,172
Larry D. Miller.............................         423      1998 - 2000           -0-                 423             634
J. David Tolbert............................       1,233      1998 - 2000           -0-               1,233           1,849

--------------

(1) The first grant of Stock Equivalent Units ("Units") for the performance period of three consecutive calendar years beginning January 1, 1998 under the 1998 Performance Share Plan (the "1998 Plan").

(2) Units will be convertible into shares of Common Stock following the end of the three-year performance period based on the Corporation's actual performance compared to threshold, target and maximum performance levels established by the Committee. If the threshold level of performance is not exceeded, the Units will be forfeited and no shares of Common Stock will be issued. If the target level of performance is achieved, then Units will be convertible into shares of Common Stock equal in number to the target number of shares of Common Stock. If the maximum level of performance is achieved or exceeded, then Units will be convertible into shares of Common Stock equal in number to 150% of the target number of shares. The number of shares into which Units are convertible for levels of performance between threshold and target and between target and maximum will be based on interpolation. If a 1998 Plan participant terminates employment prior to the end of the three-year performance period for any reason other than retirement, disability or death, the participant forfeits all rights with respect to the Units.

                      AGGREGATED OPTION EXERCISES IN 1998
                       AND FISCAL YEAR-END OPTION VALUES

    The following table summarizes the stock options exercised during 1998 and the stock options outstanding on December 31, 1998 for the Named Executive Officers.

                                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                                             AT DECEMBER 31, 1998      AT DECEMBER 31, 1998(2)
                                          SHARES ACQUIRED      VALUE      --------------------------  --------------------------
NAME                                        ON EXERCISE     REALIZED(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
Thomas B. Clark.........................        -0-          $       0        34,590        10,500     $ 260,303     $  25,812
Kevin D. Bower..........................        -0-                  0        10,750         3,750        67,593         9,218
Jerry T. McDowell.......................        -0-                  0        38,675         7,375       372,020        18,218
Larry D. Miller.........................        -0-                  0        25,085         2,625       261,137         6,437
J. David Tolbert........................        -0-                  0         2,814         1,686        15,894         4,168

------------
(1) Before taxes.

(2) Before taxes. The dollar value reported is based on the difference between the exercise price of the option outstanding and the market price of Alltrista Common Stock at the close of trading on December 31, 1998. The closing market price on that date was $24.00 per share.

                          CHANGE OF CONTROL AGREEMENTS

    The Corporation has change of control severance agreements with the Named Executive Officers. The agreements are effective on a year-to-year basis and would provide severance benefits in the event of both a change of control of the Corporation and an actual or constructive termination of employment within two years after a change in control. Under the agreements, a "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares; a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger; shareholder approval of a plan of liquidation or to sell or dispose of substantially all of the assets of the Corporation; and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board of Directors. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive.

    The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include (i) three times current annual base salary and target incentive compensation; (ii) the bargain element value of then outstanding stock options; (iii) the value of then outstanding common stock equivalents; (iv) an amount equal to the employer and matching contributions the individual would have received under the Corporation's defined contribution plans for a period of 3 years; (v) life, disability, accident and health benefits for a period of 35 months; (vi) the amount of any "bank" balance of the individual under the Corporation's EVA Plan;
(vii) outplacement services; and (viii) legal fees and expenses reasonably incurred in enforcing the agreements.

    The agreements were not entered into in response to any effort to acquire control of the Corporation, and the Corporation is not aware of any such effort.

                            DIRECTORS' COMPENSATION

    A non-employee director who serves as Chairman of the Board will receive as compensation an annual retainer of $36,000, plus meeting fees at the same rate as those for other non-employee directors. Directors who are not employees of the Corporation receive as compensation an annual retainer of $12,000 and an annual fee of $1,500 for serving as chairman of a Board committee. In addition, non-employee directors will be paid a fee of $750 for attendance at each Board of Directors' meeting, $600 per day for attendance at one or more committee meetings, $625 for participation in a telephonic Board of Directors' meeting, and $500 for participation in a telephonic committee meeting. Directors who are also employees of the Corporation receive no additional compensation for their service on the Board or on any Board committee.

    The Corporation's Equity Plan authorizes the grant of an option to acquire 1,000 shares of the Corporation's Common Stock on April 30 of each year to each non-employee director. Ms. Popwell and Messrs. Foley, Molen, Rooney and Swift each received 1,000 share grants in 1998. The exercise price for each share of the Corporation's Common Stock subject to the option granted to such director will be equal to the fair market value of a share of the Corporation's Common Stock as of the date such option is granted. The option will be a non-qualified option and will expire ten years after the date it is granted. The option will become exercisable at the earlier of one year subsequent to the date the option was granted or upon the optionee's death, disability or attainment by the optionee of age 70.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a graph comparing the shareholder return from December 31, 1993, through December 31, 1998, for the Corporation, the Dow Jones Equity Market Index, and the Dow Jones Industrial--Diversified Index. The graph assumes that the beginning value of the Common Stock of the Corporation on each index was $100.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ALLTRISTA, DOW JONES EQUITY MARKET INDEX AND DOW JONES INDUSTRIAL--DIVERSIFIED INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                          D.J. INDUSTRIAL - DIVERSIFIED
     DOLLARS        ALLTRISTA  D.J. EQUITY MARKET INDEX               INDEX
December 31, 1993        $100                      $100                             $100
December 31, 1994        $116                      $101                              $92
December 31, 1995        $106                      $139                             $120
December 31, 1996        $151                      $171                             $155
December 31, 1997        $167                      $229                             $204
December 31, 1998        $141                      $294                             $234

                                  DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                      1993             1994             1995             1996             1997
ALLTRISTA......................     $     100        $     116        $     106        $     151        $     167
D.J. EQUITY....................           100              101              139              171              229
D.J. INDUSTRIAL --
 DIVERSIFIED...................           100               92              120              155              204

                                  DECEMBER 31,
                                      1998
ALLTRISTA......................     $     141
D.J. EQUITY....................           294
D.J. INDUSTRIAL --
 DIVERSIFIED...................           234

    The Dow Jones Industrial -- Diversified Index was selected for comparison purposes since the Corporation is a multi-industry company. This index is comprised of companies that participate in two or more industries in the industrial market sector or whose products are used in many different industries.

     ACTIVITIES AND RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    During 1998, Ernst & Young LLP rendered audit and nonaudit services to the Corporation. Audit services included examinations of the consolidated financial statements required to be filed, reviews of quarterly financial data and filings with the Securities and Exchange Commission. Nonaudit services included advice and consultations relating to a disposition then being considered by the Corporation.

    The Board of Directors recommends that the shareholders vote for ratification of the appointment of Ernst & Young LLP as independent public accountants for 1999. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee will select another firm of independent public accountants for 1999. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting of Shareholders, and thus will not be available to respond to questions from, and to make a statement, to the shareholders.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                      AS INDEPENDENT ACCOUNTANTS FOR 1999.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    The Corporation believes that during 1998 its executive officers and directors complied with all Section 16 filing requirements under Section 16(a) of the Securities Exchange Act of 1934 "with the exception of one late report for Lynda W. Popwell. Ms. Popwell inadvertently neglected to file with the Securities and Exchange Commission a Form 4 within the appropriate filing period to report a purchase of shares. The information has since been provided to the Commission.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the 2000 Annual Meeting must be in writing and received by the Corporate Secretary at the Corporation's principal executive offices, 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana 46250, by December 2, 1999, for inclusion in the Corporation's 2000 Proxy Statement. In order to be considered timely under the Corporation's By-Laws, as amended, shareholder proposals and shareholder nominations of candidates for election to the Board of Directors intended to be presented at the 2000 Annual Meeting, but not included in the Corporation's 2000 Proxy Statement, must be in writing and received by the Corporate Secretary at the address set forth in the immediately preceding sentence not later than February 12, 2000 and not earlier than January 13, 2000.

                         SOLICITATION AND OTHER MATTERS

    The cost of soliciting proxies will be paid by the Corporation. In addition to solicitations by mail, some directors, officers and regular employees of the Corporation, without extra remuneration, may conduct solicitations by telephone, facsimile and personal interview. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of Common Stock. In addition, the Corporation has engaged Beacon Hill Partners, Inc. to assist it in the solicitation of proxies, for a fee of approximately $2,500, plus out-of-pocket expenses.

    As of the date of this Proxy Statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. However, persons named in the accompanying form of proxy shall have the authority to vote such proxy as to any other matters which do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

                                          By Order of the Board of Directors
                                          Garnet E. King
                                          CORPORATE SECRETARY

March 31, 1999
Indianapolis, Indiana

                                     [LOGO]

/X/Please mark your
   votes as in
   this example

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the proposals 1 and 2.

                 FOR      WITHHELD authority for all Nominees
1. Election of   / /        / /        Nominees:
    Directors                            01. William A. Foley
                                         02. Douglas W. Huemme
                                         03. William L. Peterson
                                         04. Patrick W. Rooney

For, except vote withheld from the following nominee(s)

---------------
                                             FOR  AGAINST  ABSTAIN
2. Proposal to approve the appointment of    / /    / /      / /
   Ernst & Young LLP as the independent
   public accountants of the Corporation.

3. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

                         Please sign exactly as name appears at left. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                         ----------------------------------------
                         Signature                    Date

                         ----------------------------------------
                         Signature (if held jointly)       Date

Note: Please sign name exactly as your name appears on the Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.
             TRIANGLE         FOLD AND DETACH HERE        TRIANGLE



Alltrista Corporation stockholders can now submit their proxies over the telephone or the Internet. This eliminates the need to return the proxy card.

To submit your proxies over the telephone or the Internet you must have your proxy card and Social Security Number available. The three-part Voter Control Number (including the # signs) that appears in the box just below the perforation must be used in order to submit your proxy by telephone or over the Internet. These systems can be accessed 24 hours a day, seven days a week up until the day prior to the meeting.

1. To submit your proxy over the telephone:
   On a touch tone telephone call 1-800-OK2-VOTE (1-800-652-8683).

2. To submit your proxy over the Internet:
   Log on to the Internet and go to the website http://www.vote-by-net.com.

Your vote over the telephone or the Internet instructs the Proxies in the same manner as if you marked, signed, dated and returned your proxy card.

If you choose to submit your proxy over the telephone or the Internet, there is no need for you to mail back your proxy card.

                            Your vote is important. Thank you for voting.

ALLTRISTA CORPORATION                      PROXY/VOTING INSTRUCTION CARD

 P R O X Y
 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, IN 46250
 -------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 12, 1999.

The undersigned hereby appoints Kevin D. Bower, Jerry T. McDowell, Larry D. Miller, and each or any of them as Proxies, with full power of substitution, to vote all shares of Alltrista Corporation Common Stock entitled to be voted by the undersigned for the election of directors and on Proposal 2 referred to on the reverse side of this Proxy Card and described in the Proxy Statement, and on any other business as properly may come before the Annual Meeting of Shareholders on May 12, 1999, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Election of four Directors. Nominees are:
William A. Foley, Douglas W. Huemme, William L. Peterson, Patrick W. Rooney

IF YOU DO NOT SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET, PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                            |SEE REVERSE|
                                                            |   SIDE    |

                 TRIANGLE    FOLD AND DETACH HERE     TRIANGLE






                               YOU CAN NOW...
                           SUBMIT YOUR PROXY OVER
                        THE INTERNET OR BY TELEPHONE!


                      (SEE REVERSE SIDE FOR INSTRUCTIONS)